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                                                                    Exhibit 3.11


                           ARTICLES OF INCORPORATION
                           -------------------------

                                       OF
                                       --

                      ISLE OF CAPRI CASINO COLORADO, INC.
                      -----------------------------------


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned incorporator, being of the age of eighteen years or more, desiring to organize a corporation under the Colorado Business Corporation Act, makes, signs and verifies these Articles of Incorporation.

                                   ARTICLE I.
                                   ---------

     The name of the corporation is Isle of Capri Casino Colorado, Inc. (hereinafter referred to as the "Corporation").


                                  ARTICLE II.
                                  ----------

     The Corporation is to have perpetual existence.


                                  ARTICLE III.
                                  -----------

     The nature of the business of the Corporation and the purposes for which it is organized are to engage in any business and lawful act or activity for which corporations may be organized under the Colorado Business Corporation Act and to possess and employ all powers and privileges now or hereafter granted or available under the laws of the State of Colorado to such corporations.


                                  ARTICLE IV.
                                  ----------

     In furtherance of the purposes set forth in Article III of these Articles of Incorporation, the Corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under and pursuant to the laws of the State of Colorado, including, but not limited to, the power to enter into general partnerships, limited partnerships (whether the Corporation be a limited or general partner), joint ventures, syndicated pools,

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associations and other arrangements for carrying on one or more of the purposes set forth in Article III of these Articles of Incorporation and in the Colorado Business Corporation Act, jointly or in common with others. In addition, the Corporation may do everything necessary, suitable or proper for the accomplishment of any of its corporate purposes.

                                   ARTICLE V.
                                   ---------

     A. Authorized Shares: The aggregate number of shares which the Corporation shall have authority to lease is Ten Thousand (10,000) shares consisting of Ten Thousand (10,000) shares of common stock, with no par value per share. All shares when issued shall be assessable and fully paid. Each shareholder of record shall be entitled to all shareholders' meetings to one vote for each share of stock standing in his name on the books of the Corporation.

     B. Issuance/Redemption: The Corporation shall not issue any voting securities or other voting interests, including common stock, except in accordance with the provisions of the Colorado Limited Gaming Act and the regulations promulgated thereunder. The issuance of any voting securities or other voting interests, including common stock, in violation thereof shall be void and such voting securities or other voting interests, including common stock, shall be deemed not to be issued and outstanding until (a) the Corporation shall cease to be subject to the jurisdiction of the Colorado Limited Gaming Control Commission, or (b) the Colorado Limited Gaming Control Commission shall, by affirmative action, validate said issuance or waive any defect in issuance.

     No voting securities or other voting interests, including common stock, issued by the Corporation and no interest, claim or charge therein or thereto shall be transferred in any manner whatsoever except in accordance with the provisions of the Colorado Limited Gaming Act and the regulations promulgated thereunder. Any transfer in violation thereof shall be void and (a) the

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Corporation shall cease to be subject to the jurisdiction of the Colorado
Limited Gaming Control Commission, or (b) the Colorado Limited Gaming Control Commission shall, by affirmative action, validate said transfer or waive any defect in said transfer.

     If the Colorado Limited Gaming Control Commission at any time determines that a holder of voting securities or other voting interests of this Corporation, including common stock, is unsuitable to hold such securities or other voting interests, then the Corporation as the Issuer of such voting securities or other voting interests, may, within sixty (60) days after the finding of unsuitability, purchase such voting securities or other voting interests of such unsuitable person at the lesser of (i) the cash equivalent of such person's investment in the Corporation, or (ii) the current market price as of the date of the finding of unsuitability, unless such voting securities or other voting interests are transferred to a suitable person (as determined by the Commission) within sixty (60) days after the finding of unsuitability.
Until such voting securities or other voting interests are owned by persons found by the Commission to be suitable to own them, (a) the Corporation shall not be required or permitted to pay any dividend or interest with regard to the voting securities or other voting interests, (b) the holder of such voting securities or other voting interests shall not be entitled to vote on any matter as the holder of the voting securities or other voting interests, and such voting securities or other voting interests shall not for any purposes be included in the voting securities or other voting interests of the Corporation entitled to vote, and (c) the Corporation shall not pay any remuneration in any form to the holder of the voting securities or other voting interests, except in exchange for such voting securities or other voting interests as provided in this paragraph.

     C. Transfer Restrictions: No shareholder shall be permitted to transfer any shares of common stock unless and until all necessary approvals, if any, by the Colorado Limited Gaming

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Control Commission and the Director of the Colorado Gaming Division for such transfer shall have been obtained. The Corporation may require any shareholder proposing to transfer common stock to provide evidence satisfactory to the Corporation that either no such approvals are required for the proposed transfer or any such approvals have been obtained.

     D. Preemptive Rights: No shareholder of the Corporation shall have any preemptive or similar right to acquire or subscribe for any additional unissued or treasury shares of stock, or other securities of any class, or rights, warrants or options to purchase stock or scrip, or securities of any kind convertible into stock or for securities carrying stock purchase rights.


                                  ARTICLE VI.
                                  ----------

     The private property of the shareholders of the Corporation shall not be subject to the payment of corporate debts, liabilities or obligations to any extent whatsoever.


                                  ARTICLE VII.
                                  -----------

     A. Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors which shall exercise all the powers of the Corporation, except as otherwise provided in the Bylaws of the Corporation or these Articles of Incorporation.

     B. Number of Directors. The number of directors constituting the Initial Board of Directors shall be two (2). Subject to the immediately preceding sentence, the Board of Directors may fix the number of directors from time to time by resolution adopted by a majority of the Board of Directors; provided, however, that the number of directors shall not be reduced so as to shorten the term of any director in office at the time of a vote to reduce the number of directors.

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     C.   Election of Directors.  Elections of directors need not be by written ballot unless the Bylaws of the Corporation so provide.


                                 ARTICLE VIII.
                                 ------------

     Cumulative voting in the election of directors is not allowed.


                                  ARTICLE IX.
                                  ----------

     No contract or other transaction between the Corporation and any other person, firm, partnership, corporation, trust, joint venture, syndicate or other entity shall be in any way affected or invalidated solely by reason of the fact that any director or officer of the Corporation is peculiarly or otherwise interested in, or is a director, officer, shareholder, employee, fiduciary or member of such other entity or solely by reason of the fact that any director or officer is in any way interested, may be a party to or may be interested in a contract or other transaction of the Corporation.


                                   ARTICLE X.
                                   ---------

     A. Limitation on Liability of Directors. No director shall be personally liable to the Corporation or any shareholder for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for violations of Section 7-108-403 of the Colorado Business Corporation Act, or (iv) for any transaction from which the director directly or indirectly derived an improper personal benefit. If the Colorado Business Corporation Act hereafter is amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director of the Corporation shall be eliminated or limited to the fullest

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extent provided or permitted by the Colorado Business Corporation Act, as so amended. Any repeal or modification of this Section A of Article X shall not adversely affect any right or protection of a director under this Section A of
Article X, as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this Section A of
Article X, prior to such repeal or modification.

     B. Limitation on Tort Liability of Directors and Officers. No director or officer shall be personally liable for any injury to person or property arising out of a tort committed by an employee unless such director or officer was personally involved in the situation giving rise to the litigation or unless such director or officer committed a criminal offense in connection with such situation. The protection afforded in this Section B of Article X shall not restrict other common-law protections and rights that a director or officer may have.

     C. Indemnification. The Corporation shall indemnify to the full extent permitted by the laws of the State of Colorado as from time to time in effect any person against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director or officer of the Corporation, or, while serving as a director or officer of the Corporation, he is or was serving at the request of the Corporation as a director, officer, partner or trustee of, or in any similar managerial or fiduciary position of, or as an employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. Expenses (including attorneys' fees) incurred in defending an action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or preceding to the full extent and under the circumstances permitted by the Colorado Business Corporation Act. The Corporation may purchase and maintain insurance on behalf of any

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person who is or was a director, officer, employee, fiduciary, or agent of the
Corporation against any liability asserted against and incurred by such person in nay such capacity or arising out of such person's position, whether or not the Corporation would have the power to indemnify against such liability under the provisions of this Section C of Article X. The indemnification provided by this Section C of Article X shall not be deemed exclusive of any other rights to which those indemnified may be entitled under these Articles of Incorporation, any bylaw, agreement, vote of shareholders or disinterested directors, statute, or otherwise, and shall inure to the benefit of their heirs, executors and administrators. The provisions of this Section C of Article X shall not be deemed to preclude the Corporation from indemnifying other persons from similar or other expenses and liabilities as the Board of Directors or the shareholders may determine in a specific instance or by resolution of general application. Neither the amendment nor repeal of this Section C of Article X, nor the adoption of any provision of these Articles of Incorporation or Bylaws or of any statute inconsistent with this Section C of Article X, shall eliminate or reduce the effect of this Section C or Article X, in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

                                  ARTICLE XI.
                                  ----------

     In addition to the other powers now or hereafter conferred upon the Board of Directors by these Articles of Incorporation, the Bylaws of the Corporation, or by the laws of the State of Colorado, the Board of Directors may from time to time distribute to the shareholders in partial liquidation a portion of the Corporation's assets, in cash or in kind; subject, however, to the limitations contained in the Colorado Business Corporation Act.

                                       7

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                                  ARTICLE XII.
                                  -----------

     A. The address of the Corporation's initial registered office is 1400 Glenarm Place, Denver, Colorado 80202, and the name of the Corporation's initial registered agent at such address is The Prentice-Hall Corporation System, Inc. The written consent of the initial registered agent to the appointment as such is attached hereto.

     B. The address of the Corporation's initial principal office is 711 Washington Loop, Biloxi, Mississippi 39530.


                                 ARTICLE XIII.
                                 ------------

     The Directors shall have the power to make Bylaws and to amend or alter the Bylaws from time to time as they deem proper for the administration and regulation of the affairs of the Corporation.

                                  ARTICLE XIV.
                                  -----------

     The right is reserved from time to time to amend, alter or repeal any provisions of and to add to these Articles of Incorporation in any manner now or hereafter prescribed or permitted by the laws of the State of Colorado, and the rights of all shareholders are subject to this reservation.

                                  ARTICLE XV.
                                  ----------
     The name and address of the Incorporator of the Corporation is: Gary M. Reiff, 410 Seventeenth Street, 22nd Floor, Denver, Colorado 80202-4437.

     IN WITNESS WHEREOF, the Incorporator has executed these Articles of Incorporation this 14th day of December, 1994.



                                         /s/ Gary M. Reiff
                                         ---------------------------------------
                                         Gary M. Reiff, Incorporator

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